UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

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Vodavi Technology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
VOTING AND OTHER MATTERS
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE OF BOARD OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS
INDEPENDENT PUBLIC ACCOUNTANTS
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
OTHER MATTERS

VODAVI TECHNOLOGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
October 20, 2005

     The Annual Meeting of Stockholders of Vodavi Technology, Inc., a Delaware corporation, will be held at 9:00 a.m. on Thursday, October 20, 2005, at our corporate headquarters at 4717 East Hilton Avenue, Suite 400, Phoenix, Arizona 85034 for the following purposes:
     1. To elect seven directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified.
     2. To transact such other business as may properly come before the meeting or any adjournment thereof.
     The foregoing items of business are more fully described in the proxy statement accompanying this notice.
     Only stockholders of record at the close of business on September 8, 2005 are entitled to notice of and to vote at the meeting.
     All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, we urge you to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the meeting may vote in person even if he or she previously has returned a proxy.

Sincerely,

/s/ David A. Husband
David A. Husband
Secretary

Phoenix, Arizona
September 9, 2005

VODAVI TECHNOLOGY, INC.
4717 East Hilton Avenue, Suite 400
Phoenix, Arizona 85034

PROXY STATEMENT

VOTING AND OTHER MATTERS
General
     The enclosed proxy is solicited on behalf of Vodavi Technology, Inc., a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held on Thursday, October 20, 2005, at 9:00 a.m. or at any adjournment or adjournments thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The meeting will be held at our corporate headquarters at 4717 East Hilton Avenue, Suite 400, Phoenix, Arizona 85034.
     These proxy solicitation materials are being mailed on or about September 12, 2005, to all stockholders entitled to vote at the meeting.
Voting Securities and Voting Rights
     Stockholders of record at the close of business on September 8, 2005, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date, there were outstanding 3,730,087 shares of our common stock.
     The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding on the record date constitutes a quorum for the transaction of business at the meeting. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting. Assuming that a quorum is present, the affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote is required for the election of directors.
     Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.
Voting of Proxies
     When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted “for” the election of the nominees set forth in this proxy statement.
Revocability of Proxies
     You may revoke a proxy at any time before its use by
•	delivering to us written notice of revocation; or

•	delivering to us a duly executed proxy bearing a later date; or

•	attending the meeting and voting in person.

Solicitation
     We will pay for this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Certain of our directors and officers also may solicit proxies, personally or by telephone or e-mail, without additional compensation.
Annual Report and Other Matters
     Our 2004 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about the activities of our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials. The information contained in the “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee of the Board of Directors,” and “Performance Graph” below shall not be deemed “filed” with the Securities and Exchange Commission, or the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.
     Upon written request, we will provide without charge to each stockholder of record as of the record date a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC. We will also furnish any exhibits listed in the Form 10-K report upon request at the actual expense we incur in furnishing such exhibits. You should direct any such requests to our corporate secretary at our executive offices, as set forth in this proxy statement.

ELECTION OF DIRECTORS
Nominees
     Our bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors or stockholders. All directors are elected at each annual meeting of our stockholders to serve until the next annual meeting of stockholders or until their successors are elected and qualified, or until their earlier resignation or removal.
     A board of seven directors is to be elected at the meeting. Our Board of Directors currently consists of six directors. The Board of Directors has nominated all six directors for re-election and has also nominated Mr. Donald A. Bliss for election as the seventh director. Mr. Bliss was nominated for election by our Board of Directors upon recommendation of our Nominations and Corporate Governance Committee.
     Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. In the event that any such nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified, or until his earlier resignation or removal.
     The Board of Directors recommends a vote “for” the nominees listed below.
     The following table sets forth certain information regarding the nominees for directors of our company:

Name	Age	Position
William J. Hinz	59	Chairman of the Board
Gregory K. Roeper	44	President, Chief Executive Officer, and Director
Jack A. Henry	61	Director
Emmett E. Mitchell	50	Director
Jong Dae An	45	Director
Paul D. Sonkin	37	Director
Donald A. Bliss	72	Nominee for Director
     William J. Hinz has served as Chairman of the Board of our company since October 1997 and as a director of our company since April 1997. From October 1999 until March 2004, Mr. Hinz served as Group President for the Triumph Components Group, which is a group of seven divisional companies within Triumph Group, Inc., a publicly held company. Mr. Hinz served as President of Stolper-Fabralloy Company, a precision aerospace engine component manufacturer that is a subsidiary of Triumph Group, Inc., from September 1997 until October 1999 and as Executive Vice President of Operations of Stolper-Fabralloy from March 1996 until September 1997. Mr. Hinz served as Vice President of Global Repair and Overhaul Operations for AlliedSignal Aerospace Company from June 1994 until March 1996. During this period, Mr. Hinz also was responsible for aerospace aftermarket merger and acquisition activity.
     Gregory K. Roeper has served as President of our company since December 1998 and as Chief Executive Officer and a director of our company since December 1999. Mr. Roeper served as our Chief Operating Officer from June 1998 until December 1999. Between November 1994 and June 1998, Mr. Roeper held a variety of other executive positions with our company, including Chief Financial Officer; Executive Vice President — Finance, Administration, and Operations; Secretary; and Treasurer. From 1982 until 1994, Mr. Roeper was employed with Arthur Andersen LLP.
     Jack A. Henry has served as a director of our company since November 2001. Mr. Henry began his career in 1966 with Arthur Andersen LLP and held positions in Detroit, Michigan, San Jose, California, Seattle, Washington and Phoenix, Arizona. In 2000, Mr. Henry retired as Managing Partner of the Phoenix office and formed Sierra Blanca Ventures LLC, a private advisory and investment firm. Mr. Henry currently serves on the board of directors of White Electronic Designs, Harris Bank Arizona, and American AgCredit, a member of the U.S. Farm Credit System. Mr. Henry previously served on the boards of directors of Simula, Inc., and SOS Staffing Services, Inc., both public companies. Mr. Henry has served in a variety of community positions including chairman of the Arizona Chamber of Commerce and Greater Phoenix Leadership. Mr. Henry attended the U.S. Naval Academy and holds both a Bachelors and Masters of Business Administration from the University of Michigan.
     Emmett E. Mitchell has served as a director of our company since February 1999. Mr. Mitchell has been employed with MS Howell & Co., a NASD broker dealer and investment banking firm, as the Executive Vice President since December 2000. Mr. Mitchell has also served as the Chief Financial Officer of ICESoft Technologies, Inc., a privately held software company since December 2001. Prior to this, Mr. Mitchell was employed with Paradise Valley Securities, Inc., since October 1991, most recently as the Chairman and Chief Executive Officer.
     Jong Dae An has served as a director of our company since August 2004. Mr. An has served as a group leader of the export business within the Network Division of LG Electronics Inc. where his career began in 1986. During most of this tenure with LGE, Mr. An managed the export of telecommunications equipment, establishing considerable market share in North America and Europe through relationships with leading distributors and world-class telecom service providers. Mr. An received a Master of Business Administration degree from the Helsinki School of Economy.
     Paul D. Sonkin has served as a director of our company since February 2004. Mr. Sonkin has served as an advisor to Summit Street Management LLC and Summit Street Capital LLC since September 2005, and as the portfolio manager of Tarsier Nanocap Value Fund since June 2005. Mr. Sonkin has served as the portfolio manager of the Hummingbird Value Fund, The Hummingbird Microcap Value Fund, and The Hummingbird Concentrated Fund since June 1999. He also serves as an adjunct professor at Columbia University Graduate School of Business, where he teaches courses on security analysis and value investing. From May 1998 to June 1999, Mr. Sonkin served as a senior analyst and portfolio manager at First Manhattan & Co., a firm that specialized in mid- and large-cap value investing. Prior to that, from April 1995 to May 1998 Mr. Sonkin served as an analyst and portfolio manager at Royce & Associates, the investment advisor to the Royce Funds. Prior to receiving an MBA from Columbia University, he worked at Goldman Sachs & Co. and at the SEC. Mr. Sonkin is co-author of “Value Investing: From Graham to Buffet and Beyond.”
     Donald A. Bliss served as a Vice President and Chief Executive Officer of U.S. West Communications, a U.S. West company, until his retirement in December 1994. Mr. Bliss served as Chairman of the Western Region Advisory Board of AON Risk Services of Arizona, Inc. from October 2001 to February 2005. Mr. Bliss currently serves on the board of directors of Knight Transportation, Inc., a public company, and is a director of Western and Southern Life Insurance Company, Continental General Insurance Company, and the Biltmore Bank of Arizona.
     Directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.
Information Relating to Corporate Governance and the Board of Directors
     Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Henry, Mitchell, and Sonkin are independent directors, as “independence” is defined by the listing standards of NASDAQ, because they have no relationship with us that would interfere with their exercise of independent judgment. Mr. Roeper is an employee director, Mr. Hinz is a non-employee director, and Mr. Jong Dae An is not independent by virtue of his position with LG Electronics. NASDAQ regulations require that our board consist of a majority of independent directors. Our Board of Directors has also determined, using the same standard of independence, that upon election as a director, Mr. Bliss would qualify as an independent director. The election of Mr. Bliss would provide our Board of Directors with a majority of independent directors.
     Our bylaws authorize our Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee. The Compensation Committee and Nominations and Corporate Governance Committee each consist entirely of independent directors. The Board of Directors believes that Mr. Hines has unique historical knowledge and experience regarding our company’s business, affairs, and personnel. In addition, Mr. Hines meets certain independence criteria set forth in the Securities Exchange Act of 1934, as amended, and he is not an officer or employee or a family member of an officer or employee of our company. As a result, and as permitted by the NASDAQ corporate governance rules, the Board of Directors of our company, under these exceptional and limited circumstances, has determined that temporary service by Mr. Hinz on our Audit Committee is in the best interests of our company and its stockholders.
     Our Board of Directors has adopted charters for the Audit, Compensation, and Nominating and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by the board. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website at www.vodavi.com, the charters of our Audit, Compensation, and Nominations and Corporate Governance Committees; our Corporate Governance Guidelines, Code of Conduct, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or NASDAQ regulations. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.
     We schedule each year at least two executive sessions at which independent directors meet without the presence or participation of management. The presiding director of such executive session rotates among the Chairs of the Audit Committee, Compensation Committee, and the Nominations and Corporate Governance Committee.
     Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including the members of our various board committees, by submitting a letter addressed to the Board of Directors of Vodavi Technology, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters are sent to the indicated directors.
     The Audit Committee
     The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of our company and the audits of the financial statements of our company and to provide assistance to our Board of Directors with respect to the oversight of the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of the independent auditor of our company. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors. The Audit Committee also selects the independent certified public accountants to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent public accountants and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.
     The Audit Committee currently consists of Messrs. Mitchell, Henry, and Hinz. Messrs. Mitchell and Henry are independent directors of our company under applicable NASDAQ rules as well as under rules adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. For the reasons stated above, the Board of Directors of our company, under exceptional and limited circumstances, has determined that temporary service by Mr. Hinz, who is a non-employee director, on our Audit Committee is in the best interests of our company and its stockholders. Upon his election as a director, Mr. Bliss will serve on the Audit Committee and Mr. Hinz will resign from the Audit Committee. The board of directors has determined that each of Messrs. Henry and Mitchell qualify as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. During fiscal 2004, the Audit Committee held five meetings.
     The Compensation Committee
     The purpose of the Compensation Committee includes determining, or recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our company and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. The Board of Directors has decided that the Compensation Committee would make recommendations to the Board of Directors relating to executive compensation. The Compensation Committee currently consists of Messrs. Henry, Mitchell, and Sonkin, with Mr. Sonkin serving as Chairman. During fiscal 2004, the Compensation Committee held three meetings.
     The Nominations and Corporate Governance Committee
     The purpose of the Nominations and Corporate Governance Committee includes the selection or recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of the Board of Directors, the oversight of the evaluations of the Board of Directors and management, and the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to our company. The Board of Directors has decided that the Nominations and Corporate Governance Committee would make recommendations to the Board of Directors of nominees to stand for election as directors at each election of directors. The Nominations and Corporate Governance Committee currently consists of Messrs. Henry, Mitchell, and Sonkin, with Mr. Henry serving as Chairman. During fiscal 2004, the Nominations and Corporate Governance Committee held four meetings.
     The Nominations and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to our company’s secretary at the address listed herein. The Nominations and Corporate Governance Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors. As discussed above, the members of the Nominations and Corporate Governance Committee are independent, as that term is defined by the rules of NASDAQ.
Board and Committee Meetings
     Our Board of Directors held six meetings during the fiscal year ended December 31, 2004. Except for Mr. Jong Dae An, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors; and (ii) the total number of meetings held by all committees of the Board of Directors on which such director was a member. We encourage our directors to attend each annual meeting of stockholders. To this end, and to the extent reasonably practical, we regularly schedule a meeting of the Board of Directors on the same day as our annual meeting of stockholders. Each member of our Board of Directors attended the 2004 annual meeting of stockholders.

EXECUTIVE COMPENSATION
Summary of Cash and Other Compensation
     The following table sets forth certain information with respect to the compensation we paid to our Chief Executive Officer and each other executive officer who received cash compensation in excess of $100,000 during fiscal 2004.
SUMMARY COMPENSATION TABLE

				Long Term
				Compensation
				Awards
				Securities
	Annual Compensation			Underlying	All Other
Name and Principal Position(1)	Year	Salary($)	Bonus ($)	Options(#)(2)	Compensation($)
Gregory K. Roeper	2004	$200,000	$98,957	8,750	$7,579	(3)
President and Chief Executive Officer	2003	$182,500	$114,068	35,000	$7,329	(4)
	2002	$165,000	$25,000	—	$4,329	(5)

David A. Husband	2004	$150,000	$41,791	5,000	$1,000	(6)
Vice President — Finance, Chief	2003	$135,500	$59,412	25,000	$750	(6)
Financial Officer, Secretary and Treasurer	2002	$135,000	$25,000	—	$750	(6)

Stephen L. Borcich	2004	$130,000	$31,631	5,000	$1,000	(6)
Vice President — Distribution Sales	2003	$125,000	$54,780	—	$750	(6)
	2002	$125,000	—	—	$750	(6)

Steven R. Francis	2004	$98,000	—	5,000	—
Former Vice President — Dealer Sales	2003	$125,000	$32,540	25,000	$750	(6)
	2002	$102,000	—	50,000	$750	(6)

(1)	We consider Messrs. Roeper, Husband, and Borcich to be our executive officers. Mr. Francis, our former Vice President — Dealer Sales, resigned from our company in August 2004.

(2)	The exercise price of all stock options granted was equal to the fair market value of our common stock on the date of grant.

(3)	Represents premium payment of $3,579 for a long-term disability insurance policy and $3,000 for a term life insurance policy paid by our company. Also includes a 401(k) plan matching contribution in the amount of $1,000.

(4)	Represents premium payment of $3,579 for a long-term disability insurance policy and $3,000 for a term life insurance policy paid by our company. Also includes a 401(k) plan matching contribution in the amount of $750.

(5)	Represents premium payment of $3,579 for a long-term disability insurance policy paid by our company and a 401(k) plan matching contribution in the amount of $750.

(6)	Represents a 401(k) plan matching contribution.

Option Grants
     The following table sets forth certain information with respect to stock options granted to the officers listed during the fiscal year ended December 31, 2004.
OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable
		Percentage			Value at Assumed
	Number of	of Total			Annual Rates
	Securities	Options			of Stock Price
	Underlying	Granted to			Appreciation for
	Options	Employees in	Exercise	Expiration	Option Term(2)
Name	Granted (#)(1)	Fiscal Year	Price	Date	5%	10%
Gregory K. Roeper	8,750	11.9%	$7.05	2/9/14	$38,795	$98,314
David A. Husband	5,000	6.8%	$7.05	2/9/14	$22,169	$56,179
Stephen L. Borcich	5,000	6.8%	$7.05	2/9/14	$22,169	$56,179
Steven R. Francis	5,000	6.8%	$7.05	2/9/14	$22,169	$56,179

(1)	Each of the options granted vest ratably over a four-year period.

(2)	Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with SEC rules and do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our common stock.
Aggregate Option Exercises and Fiscal Year-End Option Holdings
     The following table provides information on options exercised during fiscal 2004 by the officers listed and the value of each such officer’s unexercised options as of December 31, 2004.
AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of securities		Value of Unexercised In-the-
	Shares		Underlying Unexercised		Money Options at Fiscal
	Acquired on	Value	Options at Fiscal Year-End (#)		Year-End ($) (1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Gregory K. Roeper	12,500	$46,625	227,500	26,250	$969,425	$162,050
David A. Husband	—	—	65,000	31,250	$382,950	$195,900
Stephen L. Borcich	—	—	57,500	7,500	$267,125	$45,000
Steven R. Francis (2)	31,250	$139,938	—	—	—	—

(1)	Calculated based upon the closing price of our common stock as reported on the NASDAQ SmallCap Market on December 31, 2004 of $7.51 per share.

(2)	Mr. Francis resigned as an officer of our company during August 2004. Pursuant to his employment agreement, all of his unvested options were cancelled at that time and his vested options that were not exercised were terminated during September 2004.

Employment Agreements
     William J. Hinz
     We had an employment agreement with William J. Hinz that expired in September 2004. The agreement provided for Mr. Hinz to serve as our Chairman of the Board and to receive a base salary of $75,000 per annum. See “Director Compensation and Other Information.”
     Gregory K. Roeper
     Effective October 1, 2003, we renewed and amended Mr. Roeper’s employment agreement for a term expiring on December 31, 2004. The agreement automatically renews for successive one-year terms unless either party terminates by giving the other party at least 30 days’ written notice. The employment agreement provides for Mr. Roeper to serve as our President and Chief Executive Officer. The employment agreement provides for Mr. Roeper to receive a base salary of $200,000 during fiscal 2004.
     The agreement provides for Mr. Roeper to receive his fixed compensation to the date of termination of his employment by reason of resignation, death, or as a result of termination of employment “for cause,” as defined in the agreement. If we terminate his employment, or if his employment is terminated by reason of disability, the agreement provides for the payment of his base salary and benefits for a period of one year, payable in a lump sum within ten days of the date of termination. In addition, Mr. Roeper’s vested options as of the date of termination will remain outstanding through the 120-day period following the then-current term of the agreement. All unvested options as of the date of termination will be cancelled.
     In the event of a “change of control” of our company, as defined in the agreement, Mr. Roeper will receive a minimum bonus of $100,000. In addition, any options that were granted to Mr. Roeper that remain unvested as of the date of the change of control will become fully vested and exercisable on the effective date of the change of control. If Mr. Roeper’s employment is terminated as a result of a change of control, we will be required to pay him, within ten days of the date of termination, his annual base salary and benefits for a period of one year following the date of termination plus any earned bonus through the date of termination.
     David A. Husband
     Effective January 1, 2004, we entered into a new employment agreement with Mr. Husband. The agreement has an initial term of one year, and automatically renews for successive one-year terms unless either party terminates by giving the other party at least 30 days’ written notice. The employment agreement provides for Mr. Husband to serve as our Vice President — Finance and Chief Financial Officer. The employment agreement provides for Mr. Husband to receive a base salary of $150,000 per annum.
     The agreement provides for Mr. Husband to receive his fixed compensation to the date of termination of his employment by reason of resignation, death, or as a result of termination of employment “for cause,” as defined the agreement. If we terminate Mr. Husband’s employment, or if his employment is terminated by reason of disability, we will pay Mr. Husband his base salary and benefits for a nine-month period. In addition, Mr. Husband’s vested options as of the date of termination will remain outstanding through the 120-day period following the then-current term of the agreement. All unvested options as of the date of termination will be cancelled.
     In the event of a “change of control” of our company, as defined in the employment agreement, Mr. Husband will receive a bonus ranging from $25,000 to $62,500, based on the value of the transaction. In addition, any options that were granted to Mr. Husband that remain unvested as of the date of the change of control will become fully vested and exercisable on the effective date of the change of control. If Mr. Husband’s employment is terminated as a result of a change of control, we will be required to pay him his base salary and benefits for a nine-month period following the date of termination plus any earned bonus through the date of termination.

     Steven R. Francis
     Effective January 1, 2004 we entered into a new employment agreement with Mr. Francis. The agreement had an initial term through December 31, 2004, and automatically renewed for successive one-year terms unless either party terminated by giving the other party at least 30 days’ written notice. The employment agreement provided for Mr. Francis to serve as Vice President – Dealer Sales for a base salary of $135,000 per annum.
     During August 2004, Mr. Francis resigned as an officer of our company. Under the terms of his employment agreement, Mr. Francis was not entitled to receive any further compensation upon his resignation and all of his unvested options were cancelled. Any vested options held by Mr. Francis that were not exercised were terminated during September 2004.
     Each employment agreement described above provides that the executive will be eligible to receive discretionary bonuses in amounts determined by our Board of Directors. In addition, each employment agreement generally requires us to
•	reimburse each executive for all travel, entertainment, and other ordinary and necessary expenses incurred in connection with our business and their duties under their respective employment agreements; and

•	provide such other fringe benefits that we make generally available to all of our employees on a non-discriminatory basis.
     Each employment agreement also contains provisions that prohibit the executive from
•	competing with us for a period of 12 months after the termination of the executive’s employment with our company;

•	taking certain actions intended to solicit other persons to terminate their business relationship with us or to terminate his or her employment relationship with us; and

•	making unauthorized use or disclosure of our trade names, fictitious names, or confidential information.
     Other Arrangements
     We maintain agreements with each of our other officers and employees that prohibit such persons from disclosing confidential information obtained while employed by us. We offer our employees medical, life, and disability insurance benefits. Our executive officers and other key personnel (including directors who also are employees of our company) are eligible to receive stock options under our stock option plan.
401(k) Profit Sharing Plan
     In April 1994, we adopted a profit sharing plan pursuant to Section 401(k) of the Internal Revenue Code of 1986. Pursuant to the 401(k) Plan, all eligible employees may make elective contributions through payroll deductions. In addition, we may make matching and discretionary contributions in such amounts as may be determined by our Board of Directors. During fiscal 2004, we expensed matching contributions pursuant to the 401(k) Plan to all executive officers as a group in the amount of $3,000.
1994 Stock Option Plan
     The 1994 Stock Option Plan, as amended, provided for
•	the granting of incentive stock options or nonqualified options to acquire our common stock;

•	the granting of stock appreciation rights;

•	the direct granting of shares of our common stock; and

•	the granting of other cash awards to key employees of our company and to consultants or independent contractors who provide valuable services to us.
     The plan also provided for automatic grants of stock options to non-employee directors of our company under an automatic program. Under the automatic program, each newly elected non-employee member of our Board of Directors received an automatic initial grant of options to acquire 5,000 shares of common stock on the date of his or her first appointment or election to our Board of Directors. In addition, options to acquire 5,000 shares of common stock were automatically granted to each non-employee director at the meeting of our Board of Directors held immediately after each annual meeting of stockholders.
     We were authorized to issue 1,600,000 shares of Common Stock under the 1994 Plan. As of August 31, 2005, 414,500 shares of common stock have been issued upon exercise of options granted under the plan, and there were outstanding options to acquire 633,750 shares of our common stock under the plan. The 1994 Plan expired in April 2004 and all remaining options available for grant were cancelled. We may not grant additional awards under the 1994 Plan. Any awards outstanding on the expiration date were not affected by virtue of the expiration of the 1994 Plan. In approving the 2003 Plan discussed below, the Board considered that the remaining shares available under the 1994 Plan would be cancelled in favor of the new shares available under the 2003 Plan.
     To exercise an option, the option holder will be required to deliver to us full payment of the exercise price for the shares as to which the option is being exercised. Generally, options may be exercised by delivery of cash, bank cashier’s check, or shares of our common stock.
2003 Incentive Compensation Plan
     Our Board of Directors approved the Vodavi 2003 Incentive Compensation Plan in August 2003, and our stockholders approved the 2003 Plan during October 2003.
     The purpose of the 2003 Plan is to assist us in attracting, motivating, retaining, and rewarding high-quality executives and other employees, officers, directors, and consultants by enabling such persons to acquire or increase a proprietary interest in our company in order to strengthen the mutuality of interests between such persons and our stockholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value.
General Terms of the 2003 Plan; Shares Available for Issuance
     The 2003 Plan provides for the granting of awards in the form of incentive stock options, nonqualified stock options, stock appreciation rights, shares of restricted common stock, bonus stock in lieu of obligations, or other stock-based awards to employees, directors, and independent contractors who provide valuable services to our company. The 2003 Plan authorizes the issuance of 600,000 shares of stock, and no more than 500,000 shares may be issued pursuant to incentive stock options. As of August 31, 2005, no shares of common stock have been issued upon exercise of options granted under the 2003 Plan, and there were outstanding options to acquire 111,250 shares of our common stock under the 2003 Plan. As of August 31, 2005, an additional 488,750 shares of common stock were available for grant under the 2003 Plan. The maximum number of shares of common stock covered by awards granted to any individual in any year may not exceed 200,000. If any award previously granted under the 2003 Plan is forfeited, terminated, canceled, surrendered, does not vest, or expires without having been exercised in full, stock not issued under such award will again be available for grant for purposes of the 2003 Plan. If any change is made in the stock subject to the 2003 Plan, or subject to any award granted under the 2003 Plan (through consolidation, spin-off, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, or otherwise), the 2003 Plan provides that appropriate adjustments will be made as to the aggregate number and type of shares available for awards, the maximum number and type of shares that may be subject to awards to any individual, the number and type of shares covered by each outstanding award, the exercise price grant price, or purchase price relating to any award, and any other aspect of any award that the Board of Directors or committee determines appropriate.
     The 2003 Plan provides that it is not intended to be the exclusive means by which we may issue options to acquire our common stock or any other type of award. To the extent permitted by applicable law and the rules and regulations of NASDAQ, we may issue other options, warrants, or awards other than pursuant to the 2003 Plan without stockholder approval.
Eligibility and Administration
     Employees, executive officers, directors, and independent contractors of our company will be eligible to receive awards under the 2003 Plan. Options that are incentive stock options may be granted only to employees of our company.
     A committee designated by the Board of Directors will administer the 2003 Plan; however, the board may exercise any power or authority granted to the committee under the 2003 Plan. The board may designate more than one committee to administer the 2003 Plan as to various categories of eligible persons. The committee will consist of at least two directors, and each member of which will be (a) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the 2003 Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the 2003 Plan, and (b) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, unless administration of the 2003 Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Internal Revenue Code. The board and/or any committee that has been delegated the authority to administer the 2003 Plan is referred to as the “Plan Administrator.” Where appropriate, the Plan Administrator will satisfy the then requirements of any stock exchange or automated quotation system upon which our stock is listed or quoted.
     The Plan Administrator will have the authority, in its discretion, to determine all matters relating to awards, including the selection of the individuals to be granted awards, the type of awards, the number of shares of common stock subject to an award, vesting conditions, and any and all other terms, conditions, restrictions, and limitations, if any, of an award. The Plan Administrator will also have the authority to construe and interpret the 2003 Plan, and to make all decisions and determinations as the Plan Administrator may deem necessary or advisable for administration of the 2003 Plan. The Plan Administrator may delegate to officers or managers of our company certain functions, in each case to the extent permitted by the Board, under the 2003 Plan, and applicable law.
Terms of Awards
     General
     Awards granted under the 2003 Plan may be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other award or any award granted under another plan of our company. Such additional, tandem, and substitute or exchange award may be granted at any time. The term of each award will be for such period as may be determined by the Plan Administrator, provided that in no event will the term of any option or stock appreciation right exceed a period of 10 years, or such shorter period as may be required in the case of an incentive stock option.
     Options
     Options granted under the 2003 Plan may be either incentive stock options, as defined under the Internal Revenue Code, or nonqualified options. The expiration date, maximum number of shares purchasable, vesting provisions, type of consideration to be paid upon exercise, and any other provisions of options granted under the 2003 Plan will be established at the time of grant. The Plan Administrator will set the term of each option, and in the case of incentive stock options, such terms will be subject to compliance in all respects with the Internal Revenue Code and the 2003 Plan. Options will vest and become exercisable in whole or in one or more installments at such time as may be determined by the Plan Administrator, including based on achievement of performance goals or future service requirements.
     The exercise prices of options will be determined by the Plan Administrator, provided that the exercise price of all options granted under the 2003 Plan may not be less than 100% of the fair market value of the common stock on the date of the grant (110% of the fair market value if the option intended to be an incentive stock options granted to a stockholder who at the time the option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of our company or of its subsidiaries).

     The Plan Administrator will also have the discretion to grant options that are immediately exercisable for restricted shares of stock that will vest over a period of time or pursuant to certain performance criteria established by the Plan Administrator. Should the optionee’s continuous service cease while holding such unvested shares, we will have the right to repurchase, at the exercise price paid per share, any or all of the unvested shares. The terms upon which such repurchase right will be exercisable will be established by the Plan Administrator and set forth in the document evidencing such repurchase right.
     Stock Appreciation Rights
     The Plan Administrator is authorized to grant stock appreciation rights, which provide the holder the right to receive, upon exercise thereof, the excess of (a) the fair market value of one share of stock on the date of exercise, over (b) the grant price of the stock appreciation right as determined by the Plan Administrator. The grant price of a stock appreciation right will not be less than the fair market value of a share of stock on the date of grant, except under limited circumstances set forth in the 2003 Plan. The Plan Administrator will determine at the date of grant the terms and conditions of the stock appreciation right, including the form of consideration payable in settlement. Stock appreciation rights may be either freestanding or granted in tandem with other awards. The Plan Administrator may grant “limited stock appreciation rights,” which may be exercised only in the event of a “change of control,” as defined in the 2003 Plan.
     Restricted Stock
     The Plan Administrator is authorized to grant shares of restricted stock, which will be subject to such restrictions on transferability, risk of forfeiture, and other restrictions as the Plan Administrator will determine or as otherwise provided in the 2003 Plan. The restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Plan Administrator may determine at the date of grant or thereafter. A holder granted restricted stock will have all of the rights of a stockholder, including the right to vote and receive dividends. During the applicable restricted period, the shares may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the holder.
     Except as otherwise determined by the Plan Administrator at the time of the award, upon termination of a participant’s service during the applicable restricted period, the participant’s restricted stock that is at that time subject to restrictions will be forfeited and reacquired by us, provided that the Plan Administrator may provide or determine that restrictions or forfeiture conditions will be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of restricted stock.
     As a condition to the grant of an award of restricted stock, the Plan Administrator may require that any cash dividends paid on a share of restricted stock be automatically reinvested in additional shares of restricted stock or applied to the purchase of additional awards under the 2003 Plan, which will be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which such stock or other property has been distributed.
     Bonus Stock and Awards in Lieu of Obligations
     The Plan Administrator is authorized to grant stock as a bonus, or to grant stock or other awards in lieu of company obligations to pay cash or deliver other property under the 2003 Plan or under other plans or compensatory arrangements, subject to certain exceptions in the case of participants subject to Section 16 of the Exchange Act or other terms as determined by the Plan Administrator.
     Other Stock-Based Awards
     The Plan Administrator is authorized to grant participants such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on stock as deemed by the Plan Administrator to be consistent with the purposes of the 2003 Plan. Such awards may be convertible or exchangeable debt securities, other rights convertible or exchangeable into stock, purchase rights for stock, awards with value and payment contingent upon performance of our company or any other factors designated by the Plan Administrator.

The Plan Administrator will determine the terms and conditions of such awards, including the nature of the right, consideration to be paid upon exercise, vesting conditions, repurchase rights for unvested shares, and the like. Cash awards, as an element of or supplement to any other award under the 2003 Plan, may also be granted under the 2003 Plan.
Automatic Grant Program
     The 2003 Plan includes an automatic grant program that automatically grants options to our non-employee directors. Under the automatic grant program, each newly elected non-employee member of the Board will receive an option to purchase 5,000 shares of common stock, if available, on the date of his or her first appointment or election to the board of directors. In addition, an option to acquire 5,000 shares of common stock, if available, will be granted to each non-employee director at the meeting of the board of directors held immediately after each annual meeting of stockholders. A non-employee member of the board of directors will not be eligible to receive this annual grant if the grant date of such annual grant would be within 90 days of the date on which the non-employee member received his or her initial grant. Each initial grant will vest and become exercisable immediately on the date of grant.
     The exercise price per share of common stock subject to automatic options granted under the 2003 Plan will be equal to 100% of the fair market value of our common stock on the date such option is granted. Each automatic option will expire on the tenth anniversary of the date of grant. In the event the non-employee director ceases to serve as a member of the board of directors, the option holder may exercise the automatic options until the earlier of (1) 90 days after the cessation of service, or (2) the expiration of the term of the automatic option. If the non-employee director dies while serving as a director or within 90 days after ceasing to serve as a director, the option holder’s estate or the persons to whom the automatic options are transferred under the option holder’s will or the laws of descent and distribution may exercise the automatic options until the earlier of (a) 90 days after the cessation of service, or (b) the expiration of the term of the automatic option.
Other Provisions
     In the event of a proposed sale of all or substantially all of our assets or any reorganization, merger, consolidation, or other form of corporate transaction in which our company does not survive, or in which shares of stock are exchanged for or converted into securities issued by another entity, then the successor or acquiring entity may, with the consent of the committee or the Board, assume each outstanding option or substitute an equivalent option or right. If the successor or acquiring entity does not assume or substitute such options, then (a) each option will terminate upon consummation of sale, merger, consolidation, or other corporate transaction, and (b) the committee will have the discretion and authority exercisable at any time to provide for the automatic acceleration of vesting or exercisability of one or more awards granted by it under the 2003 Plan.
Duration and Modification
     The Plan will terminate at such time as no shares of stock remain available for issuance under the 2003 Plan and we have no further rights or obligations with respect to outstanding awards under the 2003 Plan. The Board may amend, alter, suspend, discontinue, or terminate the 2003 Plan without the consent of stockholders, except that any amendment or alteration to the 2003 Plan will be subject to stockholder approval no later than the next annual meeting following such Board action if required by applicable law or the rules or any applicable stock exchange or quotation system on which the stock may then be listed or quoted. In addition, without the consent of an affected participant, the Board may not amend or alter the 2003 Plan to affect the rights of any participant under any previously granted and outstanding award.
     Despite the foregoing, the Board of Directors, in its sole discretion, may bifurcate the 2003 Plan so as to restrict, limit, or condition the use of any provision of the 2003 Plan to participants who are officers, directors, or stockholders subject to Section 16 of the Exchange Act without so restricting, limiting, or conditioning the 2003 Plan with respect to other participants.

Director Compensation and Other Information
     Employees of our company do not receive compensation for serving as members of our Board of Directors. Each independent director receives a quarterly retainer fee of $3,750 payable on the first day of each quarter. Each independent director also receives a $500 fee for each meeting attended by telephone or in person and reimbursement for reasonable expenses incurred in attending meetings of our Board of Directors. Committee members receive a $500 fee for attendance at committee meetings that are held on days other than days on which a Board of Directors’ meeting is held. Our Chairman, William J. Hinz, receives a quarterly retainer fee of $4,688 payable on the first day of each quarter. Mr. Hinz also receives a $625 fee for each meeting attended by telephone or in person and reimbursement for reasonable expenses incurred in attending board meetings. Mr. Hinz also receives a $625 fee for his attendance at Audit Committee meetings that are held on days other than days on which a Board of Directors meeting is held. Non-employees who serve as directors of our company also receive an annual automatic stock option grant to purchase 5,000 shares of stock under our 2003 Incentive Compensation Plan. Each automatic grant under the 2003 Plan shall vest and become exercisable on the earlier of (1) the first anniversary of the date of grant, or (2) the day prior to the next regularly held annual meeting of our stockholders.
Limitation of Directors’ Liability and Indemnification
     Our certificate of incorporation provides that no director of our company will be personally liable to our company or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption or limitation of liability is not permitted under the Delaware General Corporation law, or Delaware GCL. Under the Delaware GCL, a director may be held liable
•	for any breach of the director’s duty of loyalty to our company or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of certain unlawful dividend payments or stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.
     The effect of this provision in our certificate of incorporation is to eliminate the rights of our company and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover monetary damages from a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above. In addition, our certificate of incorporation provides that any repeal or modification of this provision by our stockholders will not adversely affect any right or protection of a director of our company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. These provisions do not limit or eliminate the rights of our company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a directors’ duty of care.
     Our certificate of incorporation requires us to indemnify our directors, officers, and certain other representatives of our company against expenses and certain other liabilities arising out of their conduct on behalf of our company to the maximum extent permitted by the Delaware GCL. Indemnification is not available with respect to proceedings or claims initiated or brought voluntarily by an officer, director, or other representative of our company against us unless such proceeding or claim is approved by our Board of Directors.

EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our 1994 Stock Option Plan and our 2003 Incentive Compensation Plan as of December 31, 2004.

	(a)		(c)
	Number of		Number of Securities
	Securities to be	(b)	Remaining Available for
	Issued Upon	Weighted Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding	Outstanding	Plans (Excluding
	Options, Warrants,	Options, Warrants,	Securities Reflected in
Plan Category	and Rights	and Rights	Column (a))
Equity Compensation Plans Approved by Stockholders	738,625	$2.84	531,250

Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	738,625	$2.84	531,250

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     LG Electronics Inc., our principal supplier, owns approximately 23% of our outstanding common stock. Jong Dae An, a director of our company since August 2004, and Jong Hwa Choi, a director of our company from February 2003 until August 2004, are officers of LGE or its affiliates. We purchased approximately $22.2 million of key telephone systems, commercial grade telephones, and voice mail products from LGE and an affiliate of LGE during 2004. We believe that the purchases from LGE and its affiliate approximate terms that would be offered by non-related parties. We owed LGE and its affiliate approximately $4.0 million for product purchases as of December 31, 2004.
     We also conduct joint development activities with LGE for the design and development of hardware incorporated into some of our existing and planned telephone systems and commercial grade telephones. Generally, LGE contributes the ongoing research and development costs for the product hardware and produces the finished goods developed under the alliance and we obtain the right to sell such products throughout North America and the Caribbean.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Overview and Philosophy
     The Board of Directors has appointed a Compensation Committee. The Compensation Committee includes Messrs. Sonkin, Mitchell, and Henry, each an independent director, as “independence” is defined by NASDAQ and SEC rules. The Compensation Committee makes recommendations to the Board of Directors regarding the compensation of our executives. The Compensation Committee ensures that our executive compensation is consistent with the value of our company and is aligned with the business strategy and goals of our company and our stockholders. The Compensation Committee held three meetings during fiscal 2004.
     The compensation program for executive officers consists primarily of base salary, performance based bonuses, and long-term incentives in the form of stock options. Executives also participate in other benefit plans, including medical and retirement plans, which generally are available to all regular full-time employees of our company. In addition to or in lieu of stock options, we may compensate our executives with other long-term equity incentives, such as grants of restricted stock.
     Our philosophy is to pay base salaries to executives at levels that enable us to attract, motivate, and retain highly qualified executives. The bonus program is designed to reward individuals for performance based primarily on our financial results, including revenue and profitability, as well as the achievement of personal and corporate objectives that contribute to our long-term success in building stockholder value.
     We follow a subjective and flexible approach rather than an objective or formula approach to compensation. Various factors, as discussed below, receive consideration without any particular weighting or emphasis on any one factor. In establishing compensation for the year ended December 31, 2004, the Compensation Committee took into account, among other things, our financial results, compensation paid in prior years, and compensation of executive officers employed by companies of similar size and in similar industries, as well as public companies in our geographic area.
Base Salary and Annual Incentives
     Base salaries for executive positions are established relative to our financial performance, experience levels, and comparable positions in similarly sized companies. From time to time, we may use competitive surveys and outside consultants to help determine the relative competitive pay levels. We target base pay at the level required to attract and retain highly qualified executives. In determining salaries, the Compensation Committee also takes into account individual experience and performance, salary levels relative to other positions within our company, and our specific needs. The Compensation Committee’s evaluation of the factors described above is subjective, and the committee does not assign a particular weight to any one factor.
     Annual incentive awards are based on our financial performance and the efforts of our executives. Performance is measured based on profitability, revenue, and other financial measures.
Stock Option Grants
     We strongly believe in tying executive rewards directly to our long-term success and increases in stockholder value through grants of stock options. Stock option grants also will enable executives to develop and maintain a significant stock ownership position in our company. The amount of options granted takes into account options previously granted to an individual.
     During fiscal 2004, we granted options to acquire an aggregate of 73,750 shares of common stock, including options to acquire 23,750 shares of common stock to our officers. These grants include options to purchase 8,750 shares of common stock at an exercise price of $7.05 per share granted to Mr. Roeper and options to purchase 5,000 shares of common stock at an exercise price of $7.05 per share granted to each of Messrs. Husband, Borcich, and Francis.
Other Benefits
     Executive officers are eligible to participate in benefit programs designed for all of our full-time employees. These programs include medical insurance, a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, and group term life insurance.
Compensation of the President and Chief Executive Officer
     During fiscal 2004, the Committee evaluated the factors described above in determining the base salary and other compensation of Gregory K. Roeper, our President and Chief Executive Officer. The Compensation Committee’s evaluation of Mr. Roeper’s base salary is subjective with no particular weight assigned to any one factor. We have an employment agreement with Mr. Roeper. See “Executive Compensation – Employment Agreements.” Under the employment agreement, we paid Mr. Roeper a salary of $200,000 during fiscal 2004. During 2004, we also granted to Mr. Roeper options to purchase 8,750 shares of our common stock. We paid to Mr. Roeper a cash bonus of $98,957 during 2004 for his performance during 2003.

Deductibility of Executive Compensation
     Section 162(m) of the Internal Revenue Code currently limits the deductibility for federal income tax purposes of compensation paid to each of any publicly held corporation’s chief executive officer and four other most highly compensated executive officers. We may deduct certain types of compensation paid to any of these individuals only to the extent that such compensation during any fiscal year does not exceed $1.0 million. Qualifying performance-based compensation is not subject to the deduction limits if certain requirements are met. We do not believe that our compensation arrangements with any of our executive officers will exceed the limits on deductibility during our current fiscal year. We also intend to structure the performance-based portion of the compensation of our executive officers in a manner that complies with Section 162(m).
     This report has been furnished by the members of the Compensation Committee of the Board of Directors of Vodavi Technology, Inc.
Paul D. Sonkin, Chairman
Emmett E. Mitchell
Jack A. Henry
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     Performance evaluation and compensation decisions relating to 2004 were made by the Compensation Committee of our Board of Directors, which consisted of Messrs. Henry, Mitchell, and Sonkin. During fiscal 2004, Mr. Stephen A McConnell, a former director of our company, also served on our Compensation Committee. Mr. McConnell’s term as a director of our company expired during May 2004 and he did not stand for re-election. None of such persons had any contractual or other relationships with us during fiscal 2004 except as directors.
REPORT OF THE AUDIT COMMITTEE OF BOARD OF DIRECTORS
     The Board of Directors has appointed an Audit Committee, consisting of three directors. Two of the members of the Audit Committee are “independent” of our company and management, as independence is defined in applicable rules of NASDAQ and the SEC, and one member is a non-employee director. For the reasons set forth in “Information Relating to Corporate Governance and the Board of Directors” above, the Board of Directors of our company, under exceptional and limited circumstances, has determined that service by Mr. Hinz, who is a non-employee director, on our Audit Committee is in the best interests of our company and its stockholders.
     The purpose of the Audit Committee is to assist the oversight of our Board of Directors in the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor. The primary responsibilities of the Audit Committee include overseeing our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of the Board of Directors.
     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.
     In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management and the independent auditor. The Audit Committee discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditor’s judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee received from the independent auditor written disclosures and the letter required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with the independent auditor the auditor’s independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditor.

     The Audit Committee discussed with the independent auditor the overall scope and plans for their audit. The Audit Committee met with the independent auditor, with and without management present, to discuss the results of the examinations, its evaluations of our company, the internal controls, and the overall quality of the financial reporting. The Audit Committee held five meetings during the fiscal year ended December 31, 2004.
     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.
     The report has been furnished by the Audit Committee of our Board of Directors.
Emmett E. Mitchell, Chairman
Jack A. Henry
William J. Hinz
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms we received during the fiscal year ended December 31, 2004, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year, except that (1) Mr. Sonkin filed a late Form 4 covering the grant of options upon becoming a director of our company, as well as a late Form 4 covering a grant of options; and (2) each of Messrs. Borcich, Francis, Henry, Husband, Mitchell, and Roeper filed one late Form 4 covering the grant of options.

PERFORMANCE GRAPH
     The following line graph compares cumulative total stockholder returns for (a) our common stock; (b) the Standard & Poor’s Small Cap 600 Index; and (c) a peer group consisting of the following three companies in the business telephone systems industry: Comdial Corp., Avaya Inc., and Inter-Tel Corp.
     The graph covers the period from January 1, 1999 through December 31, 2004. The graph assumes an investment of $100 in each of our common stock, the peer group, and the Small Cap 600 index on December 31, 1999. The calculation of cumulative stockholder return on the peer group and the Small Cap 600 index include reinvestment of dividends, but the calculation of cumulative stockholder return on our common stock does not include reinvestment of dividends because we did not pay dividends during the measurement period. The performance shown is not necessarily indicative of future performance.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
DIRECTORS, AND OFFICERS
     The following table sets forth certain information with respect to beneficial ownership of our common stock as of September 8, 2005 by (i) each director; (ii) the executive officers set forth in the Summary Compensation Table under “Executive Compensation;” (iii) all of our directors and executive officers as a group; and (iv) each other person who is known by us to beneficially own or to exercise voting or dispositive control over more than 5% of our common stock.

	Number of
Name and Address of Beneficial Owner (1)	Shares (2)		Percent (2)
Directors and Executive Officers:
William J. Hinz	75,000	(3)	2.0%
Gregory K. Roeper	256,975	(4)	6.5%
David A. Husband	111,100	(5)	2.9%
Stephen L. Borcich	62,500	(6)	1.6%
Steven R. Francis	100,000		2.7%
Jong Dae An	5,000		*
Jack A. Henry	20,900	(7)	*
Emmett E. Mitchell	13,300	(8)	*
Paul D. Sonkin	515,414	(9)	13.8%
Donald L. Bliss	—		—
All directors and officers as a group (ten persons)	1,160,189		27.3%

Non-management 5% Stockholders:
LG Electronics, Inc.	862,500	(10)	23.1%
Hummingbird Management, LLC	505,414	(9)	13.5%
Barclay’s Global Investors, NA	200,272	(11)	5.4%

*	Less than 1%

(1)	Each person named in the table has sole voting and investment power with respect to all common stock beneficially owned by him, subject to applicable community property law, except as otherwise indicated. Except as otherwise indicated, each person may be reached at 4717 East Hilton Avenue, Suite 400, Phoenix, Arizona 85034.

(2)	The percentages shown are calculated based upon 3,730,087 shares of our common stock outstanding on September 8, 2005. The percentages shown include the shares of common stock that each named stockholder has the right to acquire within 60 days of September 8, 2005. In calculating ownership percentage, all shares of common stock that the named stockholder has the right to acquire upon exercise of stock options within 60 days of September 8, 2005 are deemed to be outstanding for the purpose of computing the percentage of common stock owned by such stockholder, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other stockholder. Percentages may be rounded. Includes, when applicable, shares owned of record by such person’s children and spouse and by other related individuals and entities over whose shares of common stock such person has sole or shared voting control or power of disposition.

(3)	Includes 75,000 shares of common stock issuable upon exercise of options.

(4)	Includes 10,725 shares of common stock and 246,250 shares of common stock issuable upon exercise of options, but excludes 17,500 shares of common stock issuable upon exercise of unvested stock options.

(5)	Includes 19,850 shares of common stock and 91,250 shares of common stock issuable upon exercise of options, but excludes 12,500 shares of common stock issuable upon exercise of unvested stock options.

(6)	Includes 62,500 shares of common stock issuable upon exercise of options, but excludes 7,500 shares of common stock issuable upon exercise of unvested stock options.

(7)	Includes 900 shares of common stock and 20,000 shares of common stock issuable upon the exercise of stock options.

(8)	Includes 3,300 shares of common stock and 10,000 shares issuable upon exercise of stock options.

(9)	Mr. Sonkin is a control person of Hummingbird Management, LLC. Amounts listed for Hummingbird represent 505,414 shares of common stock beneficially owned by Hummingbird Management, LLC (f/k/a

Morningside Value Investors, LLC), as investment manager to The Hummingbird Value Fund, L.P. The managing member of Hummingbird Management is Paul D. Sonkin, who also serves as the managing member of HVF Capital, the general partner of The Hummingbird Value Fund and The Hummingbird Microcap Value Fund. Hummingbird Management has sole voting and dispositive power over the shares, and Hummingbird Management disclaims any economic interest or beneficial ownership of the shares. The address of Hummingbird Management, LLC is 460 Park Avenue, 12th Floor, New York, New York 10022. In addition to the amounts listed for Hummingbird Management, Mr. Sonkin’s beneficial ownership, for which Mr. Sonkin has sole voting and dispositive power, includes 5,000 shares of common stock and 10,000 shares issuable upon exercise of options, neither of which is included in the beneficial ownership of Hummingbird Management.

(10)	Represents shares of common stock beneficially owned by LG Electronics Inc. LGE has sole voting power and sole dispositive power over such shares. LGE acquired the shares of our common stock in connection with the merger of its minority owned subsidiary, LGIC, with and into LGE during September 2000. The address of LGE is LG Twin Towers, 20 Yoido-dong, Youngdungpo-gu, Seoul 150-721, South Korea.

(11)	Represents shares of common stock beneficially owned by Barclays Global Investors, NA. Barclays has sole voting power and sole dispositive power over all such shares. The address of Barclays is 45 Fremont Street, San Francisco, California 94105.

INDEPENDENT PUBLIC ACCOUNTANTS
     On June 30, 2003, our Audit Committee dismissed Deloitte & Touche LLP as our independent public accountants. During the fiscal years ended December 31, 2001 and 2002, and the subsequent interim reporting periods from December 31, 2002, through and including the termination date of June 30, 2003, there were no disagreements between us and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, accounting scope or procedure, or any reportable events. The report of Deloitte & Touche LLP on our financial statements for the two fiscal years ended December 31, 2001 and 2002 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.
     Our Audit Committee engaged Mayer Hoffman McCann P.C. as our new independent public accountants as of June 30, 2003. We had not consulted with Mayer Hoffman McCann P.C. during the two fiscal years ended December 31, 2001 and 2002, or during the subsequent interim reporting periods from the last audit date of December 31, 2002, through and including the date of their engagement on either the application of accounting principles or the type of opinion Mayer Hoffman McCann P.C. might issue on our financial statements. We requested Deloitte & Touche LLP to furnish a letter addressed to the SEC stating whether Deloitte & Touche LLP agrees with the above statements made by us. A copy of this letter addressed to the SEC, dated June 30, 2003, is filed as Exhibit 16 to our Current Report on Form 8-K dated June 30, 2003.
     We appointed Mayer Hoffman McCann P.C. to audit our consolidated financial statements for the fiscal year ending December 31, 2005. The Board of Directors anticipates that representatives of Mayer Hoffman McCann P.C. will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
     Aggregate fees billed to our company for the fiscal years ended December 31, 2003 and 2004 by our principal accounting firm is as follows:

	2003	2004
Audit Fees (1)	$74,500	$80,000
Audit-Related Fees (2)	$15,650	$7,000
Tax Fees (3)	$16,255	$21,404
All Other Fees	—	—

(1)	Represents fees associated with the audit of our annual consolidated financial statements, review of our quarterly consolidated financial statements, and related consents.

(2)	Represents fees associated with the audit of our 401(k) benefit plan in each of the years presented, and fees and expenses in 2003 associated with the transition of our principal accounting firm from Deloitte & Touche LLP to Mayer Hoffman McCann P.C. in 2003.

(3)	Represents fees associated with the preparation of our corporate, federal and state income tax returns and assistance with our quarterly estimated tax payments.
Audit Committee Pre-Approval Policies
     The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.
     To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Board or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate the pre-approval of services to be performed by the independent audit to management.
     Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.
     All of the services provided by our principal accounting firm described above under the captions “Audit-Related Fees” and “Tax Fees” were approved by our Audit Committee.
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
     We must receive stockholder proposals that are intended to be presented at our annual meeting of stockholders to be held during calendar year 2006 no later than May 12, 2006 in order to be included in the proxy statement and form of proxy relating to such meeting. Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar year 2006, except in circumstances where (a) we receive notice of the proposed matter no later than July 27, 2006, and (b) the proponent complies with the requirements set forth in Rule 14a-4.
OTHER MATTERS
     We do not know of any other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy card intend to vote the shares they represent as our Board of Directors may recommend.
Dated: September 9, 2005

VODAVI TECHNOLOGY, INC.
2005 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS
The undersigned stockholder of VODAVI TECHNOLOGY, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated September 9, 2005, and hereby appoints Gregory K. Roeper and David A. Husband, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of the Company to be held on Thursday, October 20, 2005, at 9:00 a.m., local time, at the Company’s corporate headquarters at 4717 East Hilton Avenue, Suite 400, Phoenix, Arizona 85034, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.
Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope.
(Continued, and to be signed and dated, on the reverse side.)
A.	ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR the listed nominees.

		FOR	WITHHOLD			FOR	WITHHOLD
1.	William J. Hinz	☐	☐	4.	Jack A. Henry	☐	☐

2.	Gregory K. Roeper	☐	☐	5.	Emmett E. Mitchell	☐	☐

3.	Jong Dae An	☐	☐	6.	Paul D. Sonkin	☐	☐

				7.	Donald L. Bliss	☐	☐
and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.
B.	AUTHORIZED SIGNATURES – Sign Here – This section must be completed for your instructions to be executed.
A majority of such proxies or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.
(This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

Dated	, 2005
Signature

Signature